EXHIBIT 99.1

FORMULA FOR DETERMINING 2012 TARGET PERFORMANCE SHARE UNIT

AWARDS TO BE ISSUED TO NAMED EXECUTIVE OFFICERS

The target number of performance share units to be issued to each Named Executive Officer listed below for 2012 will be determined in accordance with the following formula:

2012 Target Number PSU Awards	=	Base Salary as of 1/1/12	x	Long-Term Incentive Target listed below
Average closing price of Ameren Corporation Common Stock on The New York Stock Exchange for each trading day in December 2011

NAMED EXECUTIVE OFFICER	LONG-TERM INCENTIVE TARGET AS PERCENT OF BASE SALARY
Voss	325%
Lyons	175%
Baxter	175%
Sullivan	160%
Naslund	150%